EXHIBIT 10.7

FIRST AMENDMENT TO LOAN DOCUMENTS

THIS FIRST AMENDMENT TO LOAN DOCUMENTS (this "Amendment") is made as of June 26, 2012, by and among EMERGENT BIOSOLUTIONS INC., a Delaware corporation (the "Borrower"), with an address at 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850, EMERGENT MANUFACTURING OPERATIONS BALTIMORE LLC, a Delaware limited liability company (the "Guarantor"), with an address at 5901 East Lombard Street, Baltimore, Maryland 21224, EMERGENT BIODEFENSE OPERATIONS LANSING LLC, a Michigan limited liability company formerly known as BioPort Corporation ("EBOL"), with an address at 3500 N. Martin King Jr. Blvd., Lansing, MI 48906, and PNC BANK, NATIONAL ASSOCIATION (the "Bank"), with an address at 800 17th Street, NW, Washington, DC 20006.

BACKGROUND

A.      The Borrower, the Guarantor, and EBOL have executed and delivered to the Bank (or a predecessor which is now known by the Bank's name as set forth above), one or more promissory notes, letter agreements, construction loan agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the "Loan Documents") which evidence or secure some or all of the Borrower's obligations to the Bank for one or more loans or other extensions of credit (the "Obligations").

B.      The Borrower, the Guarantor, EBOL, and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.      Certain of the Loan Documents are amended as set forth in Exhibit A.  Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment.  This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.  To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.      The Borrower hereby certifies that: (a) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (b) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (c) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.  The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.      The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower's existing and future Obligations to the Bank, as modified by this Amendment.

4.      As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5.      To induce the Bank to enter into this Amendment, the Borrower, the Guarantor and EBOL waive and release and forever discharge the Bank and its officers, directors, attorneys, agents, and employees (collectively, the "Indemnified") from any liability, damage, claim, loss or expense of any kind that they may have against the Bank or any of them arising out of or relating to the Obligations, except where the liability, damage, claim, loss or expense arises out of the willful misconduct or gross negligence of any of the Indemnified. The Borrower, the Guarantor, and EBOL further agree to indemnify and hold the Indemnified harmless from any loss, damage, judgment, liability or expense (including attorneys' fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations, except where the loss, damage, judgment, liability or expense arises out of the willful misconduct or gross negligence of any of the Indemnified. The Borrower, the Guarantor, and EBOL further state that they have carefully read the foregoing release and indemnity, know the contents thereof and grant the same as their own free act and deed.

6.      This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument.   Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.      This Amendment will be binding upon and inure to the benefit of the Borrower, the Guarantor, EBOL, and the Bank and their respective heirs, executors, administrators, successors and assigns.

8.      This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State of Maryland.  This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Maryland, excluding its conflict of laws rules.

9.      Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank's rights and remedies (all of which are hereby reserved).  The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial provisions contained in the Loan Documents.

10.      The Guarantor and EBOL each hereby consents to the provisions of this Amendment and confirms and agrees that its obligations under the Loan Documents executed by it, as amended by this Amendment, relating to the Obligations mentioned in the Amendment, shall be unimpaired hereby and that it has no defenses or set-offs against the Bank, its officers, directors, employees, agents or attorneys with respect to such Loan Documents and that all of the terms, conditions and covenants of such Loan Documents not inconsistent herewith shall remain unaltered and in full force and effect and are hereby ratified and confirmed.  The Guarantor and EBOL each hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no default or Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any such Loan Documents which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms.  The Guarantor and EBOL each hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or EBOL, shall continue unimpaired and in full force and effect, shall cover and secure all of the Borrower's, the Guarantor's and EBOL's existing and future Obligations to the Bank, as modified by this Amendment.  The Guarantor and EBOL each expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial provisions contained in such Loan Documents.

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

BORROWER:

WITNESS / ATTEST:	EMERGENT BIOSOLUTIONS INC., a Delaware corporation

By: /s/ Kirsten Milici	By: /s/ R. Don Elsey

Print Name: Kirsten Milici	Print Name: R. Don Elsey
Title:Vice President, Finance)	Title: Chief Financial Officer and Treasurer
(Include title only if an officer of entity signing to the right)

GUARANTOR:

WITNESS / ATTEST:	EMERGENT MANUFACTURING OPERATIONS BALTIMORE LLC, a Delaware limited liability company

By: /s/ Kirsten Milici	By: /s/ R. Don Elsey

Print Name: Kirsten Milici	Print Name: R. Don Elsey
Title: ______________________________)	Title: Manager
(Include title only if an officer of entity signing to the right)

EBOL:

WITNESS / ATTEST:	EMERGENT BIODEFENSE OPERATIONS LANSING LLC, a Michigan limited liability company formerly known as BioPort Corporation

By: /s/Kirsten Milici	By: /s/ R. Don Elsey

Print Name: Kirsten Milici	Print Name: R. Don Elsey
Title:	Title: Treasurer
(Include title only if an officer of entity signing to the right)

BANK:

PNC BANK, NATIONAL ASSOCIATION

By:/s/Douglas T. Brown

Print Name: Douglas T. Brown
Title: Senior Vice President
(Include title only if an officer of entity signing to the right)

EXHIBIT A TO
AMENDMENT TO LOAN DOCUMENTS
DATED AS OF JUNE 26, 2012

A.	Loan Documents: The "Loan Documents" that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.	Construction Loan Agreement dated July 29, 2011 among the Borrower, the Guarantor, and the Bank (as amended through the date hereof, the "Loan Agreement").

2.	$30,000,000 Promissory Note dated July 29, 2011 from the Borrower payable to the order of the Bank.

3.	Guaranty and Suretyship Agreement (Payment and Completion) dated July 29, 2011 from the Guarantor for the benefit of the Bank.

4.	Indemnity Deed of Trust, Security Agreement and Financing Statement dated July 29, 2011 executed by the Guarantor for the benefit of the Bank and securing the Guaranty.

5.	Indemnity Assignment of Leases and Rents dated July 29, 2011 executed by the Guarantor for the benefit of the Bank and securing the Guaranty.

6.	Security Agreement (Government Accounts) dated July 29, 2011 executed by EBOL in favor of the Bank (as amended through the date hereof, the "Security Agreement").

7.	Environmental Indemnity Agreement dated July 29, 2011 executed by the Borrower and the Guarantor for the benefit of the Bank.

8.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.      Amendments to Loan Documents:  The Loan Documents are amended as follows:

1.	The Loan Agreement is hereby amended as follows:

a.	The following new Section is hereby inserted before the Financial Covenants Section in Exhibit C to the Loan Agreement:

FINANCIAL REPORTING COVENANTS:

(1)      The Borrower will deliver to the Bank:

(a)  within 5 business days after the date the Borrower is required to file each Form 10-Q and Form 10-K with the United States Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions (the "SEC"), but without giving effect to any extension permitted by the SEC, a certificate signed by the chief executive officer, president, chief financial officer, treasurer, or assistant treasurer of the Borrower certifying as to the Borrower's compliance with the financial covenants set forth below for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take.  This certificate shall set forth all detailed calculations necessary to demonstrate such compliance and, unless the Bank requests executed originals, may be submitted by electronic communication including fax or email which shall be deemed to be an original authentic counterpart thereof for all purposes.

b.	Paragraph (a) of the Financial Covenants Section of Exhibit C to the Loan Agreement is hereby amended and restated in its entirety as follows:

(a)      The Borrower will maintain at all times a minimum of unencumbered cash and liquid investments of $50,000,000.00, which the Borrower shall certify at the end of each fiscal quarter.

c.	The definition of the term EBDITA appearing in the Financial Covenants Section of Exhibit C to the Loan Agreement is hereby amended and restated in its entirety as follows:

"EBITDA" means net income of the Consolidated Group plus, without duplication and to the extent deducted in calculating such net income, the sum of the following:  (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) extraordinary or non-recurring non-cash expenses attributable to minority positions in joint ventures, (v) non-cash, stock-based compensation expense, (vi) non-cash development expenses from joint ventures, and (vii) the total impairment of long-lived assets, change in fair value of contingent value rights and amortization or write-off of intangibles (including goodwill); provided, however, that the maximum amount added back pursuant to this clause (vii) shall not exceed $15 million for any four fiscal quarter period.

d.	Paragraph (b) of the Negative Covenants Section of Exhibit C to the Loan Agreement is hereby amended and restated in its entirety as follows:

(b)      The Borrower shall not declare or pay any dividends on or make any distribution with respect to any class of its equity, or purchase, redeem, retire or otherwise acquire any of its equity, except that until December 31, 2013, the Borrower may purchase, redeem or otherwise acquire its common stock in connection with its stock repurchase program provided that (i) the aggregate amount paid for such common stock shall not exceed $35,000,000 and (ii) at the time of and after giving effect to each such purchase, redemption or other acquisition no Event of Default shall exist.

2.	The Security Agreement is hereby amended as follows:

a.	The definition of the term "Government Contracts" is hereby amended and restated in its entirety as follows:

"Government Contracts" shall mean a fully-executed contract between the Grantor and a state or U.S. federal government agency or department that specifically provides for, and solely to the extent that such contract relates to, the procurement of BioThrax® (Anthrax Vaccine Adsorbed) by such agency or department, including (1) Contract No. 200-2011-42084, dated September 30, 2011, between the Department of Health and Human Services ("HHS") and the Grantor, as it has been and in the future is amended, and (2) each other contract that the Grantor at any time enters into with HHS or any other state or U.S. federal government agency or department that provides for the Grantor to sell BioThrax to such agency or department.

b.	The definition of the term "Obligations" is hereby amended and restated in its entirety as follows:

(b)      "Obligations" shall include all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Grantor or by Emergent Biosolutions Inc., a Delaware corporation (the "Borrower"), to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money,  (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank (other than due to the Bank's gross negligence) to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all reasonable costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses.

c.	The last paragraph of Section 9 is hereby amended and restated in its entirety as follows:

Notwithstanding the foregoing, if any default or failure to observe or perform any covenant or other agreement hereunder or under the Loan Documents occurs (a "General Default"), such General Default is curable, and no specific cure period otherwise applies to such General Default, the General Default may be cured if the Grantor, after receiving written notice from the Bank demanding cure of such General Default cures the General Default within twenty (20) days.  As used herein, "Loan Documents" shall mean any loan agreements, promissory notes, agreements, deeds of trust, assignments of rents, guarantees and all other indemnification agreements, documents, instruments, certificates and agreements now or hereafter executed in connection with the Obligations, as the same may be amended, replaced or supplemented from time to time.

3.      All Loan Documents are hereby amended to change the Guarantor's address to 5901 East Lombard Street, Baltimore, Maryland 21224.

C.	Consent to ADM Contract (Contract No. HHSO100201200004I): The Borrower and the Guarantor have previously provided the Bank with the May 31, 2012 draft of the ADM Contract (Contract No. HHSO100201200004I) for the Bank's review. The Borrower and the Guarantor have represented to the Bank that the May 31 draft represents the final form of the ADM Contract which the Guarantor has executed and that the Borrower is not a party to or otherwise obligated under the ADM Contract and no assets of the Borrower secure performance of the ADM Contract. In reliance on the Borrower's and the Guarantor's representations concerning the ADM Contract, the Bank has previously provided its conditional consent to the Guarantor's execution of the ADM Contract in an email from Douglas T. Brown dated June 14, 2012, and as of the date of this Amendment the conditional consent remains in effect.

D.	Conditions to Effectiveness of Amendment: The Bank's willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.	Execution by all parties and delivery to the Bank of this Amendment, including the attached Consent(s).

2.	Reimbursement of the fees and expenses of the Bank's outside counsel in connection with this Amendment.

17a-m-p.doc

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Form 17A - Multistate  Rev. 9/09